As filed with the Securities and Exchange Commission on October 29, 2002

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TAYLOR CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4108550 (I. R. S. Employer Identification Number)

350 East Dundee Road, Suite 300
Wheeling, Illinois 60090
(Address of principal executive offices) (Zip Code)

TAYLOR CAPITAL GROUP, INC.
1997 INCENTIVE COMPENSATION PLAN
AND
2002 INCENTIVE COMPENSATION PLAN
(Full title of the Plans)

J. Christopher Alstrin
Chief Financial Officer
TAYLOR CAPITAL GROUP, INC.
350 East Dundee Road, Suite 300
Wheeling, Illinois 60090
(Name and address of agent for service)
(847) 537-0020
(Telephone number, including area code, of agent for service)

Copies to:
Jeffrey R. Patt, Esq.
Ernest W. Torain, Jr., Esq.
Katten Muchin Zavis Rosenman
525 West Monroe Street, Suite 1600
Chicago, Illinois 60661-3693
(312) 902-5200

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee

Common Stock, $0.01 par value	1,250,000	$17.105	$21,381,250	$1,967

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low prices per share of Common Stock of Taylor Capital Group, Inc., on October 25, 2002, as reported by the Nasdaq National Market.

PART I

Information Required in the Section 10(a) Prospectus

     The information called for in Part I of Form S-8 is included in the prospectus for the Taylor Capital Group, Inc. 1997 and 2002 Incentive Compensation Plans, and is not being filed with, or included in, this Registration Statement in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

     Taylor Capital Group, Inc. (the “Company”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

a.	The Company’s prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Commission on October 16, 2002, which constituted a part of the Registration Statement on Form S-1 (Registration No. 333-89158) as amended; and

b.	The Company’s Registration Statement on Form 8-A (Registration No. 000-50034) filed with the Commission on October 10, 2002 in which there is described the terms, rights and provisions applicable to the Company’s outstanding Common Stock.

     In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Katten Muchin Zavis Rosenman, Chicago, Illinois. Melvin E. Pearl, a partner of Katten Muchin Zavis Rosenman, is a member of the Company’s Board of Directors.

Item 6. Indemnification of Directors and Officers

     Taylor Capital Group, Inc. is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

     Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

     The Company’s bylaws provide for indemnification of the officers and directors to the full extent permitted by applicable law.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

Exhibit Number	Exhibit

4.1	Form of Amended and Restated Certificate of Incorporation of Taylor Capital Group, Inc. (incorporated by reference from Exhibit 3.1 of the Amended Registration Statement on Form S-1 filed October 10, 2002 (Registration No. 333-89158)).

4.2	Form of Amended and Restated By-laws of Taylor Capital Group, Inc. (incorporated by reference from Exhibit 3.2 of the Amended Registration Statement on Form S-1 filed October 10, 2002 (Registration No. 333-89158)).

4.3	Form of certificate representing Taylor Capital Group, Inc. Common Stock (incorporated by reference from Exhibit 4.3 of the Amended Registration Statement on Form S-1 filed October 10, 2002 (Registration No. 333-89158)).

4.4	Taylor Capital Group, Inc. 1997 Incentive Compensation Plan (incorporated by reference from Exhibit 10.25 of the Amended Registration Statement on Form S-1 filed October 10, 2002 (Registration No. 333-89158)).

4.5	Taylor Capital Group, Inc. 2002 Incentive Compensation Plan (incorporated by reference from Exhibit 10.53 of the Amended Registration Statement on Form S-1 filed October 10, 2002 (Registration No. 333-89158)).

5.1	Opinion of Katten Muchin Zavis Rosenman.

23.1	Consent of KPMG LLP.

23.2	Consent of Katten Muchin Zavis Rosenman (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages).

Item 9. Undertakings.

     A.     The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in such information in this Registration Statement; provided, however, that clauses (l)(i) and (l)(ii) shall not apply if the information required by those clauses to be included in a post-effective amendment is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 1997 Incentive Compensation Plan or 2002 Incentive Compensation Plan.

     B.     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions and agreements summarized in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of Illinois, on this 25th day of October 2002.

TAYLOR CAPITAL GROUP, INC.

By:	/s/ Jeffrey W. Taylor Jeffrey W. Taylor Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ J. Christopher Alstrin J. Christopher Alstrin Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

     Each person whose signature appears below authorizes J. Christopher Alstrin as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this Company’s registration statement on Form S-8 relating to the common stock and any amendments, including post-effective amendments, thereto, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorneys may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Jeffrey W. Taylor Jeffrey W. Taylor	Chairman of the Board and Chief Executive Officer	October 25, 2002

/s/ Bruce W. Taylor Bruce W. Taylor	President and Director	October 25, 2002

/s/ J. Christopher Alstrin J. Christopher Alstrin	Chief Financial Officer and Director	October 25, 2002

/s/ Cindy Taylor Bleil Cindy Taylor Bleil	Director	October 26, 2002

/s/ Adelyn Dougherty Leander Adelyn Dougherty Leander	Director	October 28, 2002

(Signatures continue on following page.)

/s/ Ronald D. Emanuel Ronald D. Emanuel	Director	October 25, 2002

/s/ Melvin E. Pearl Melvin E. Pearl	Director	October 25, 2002

/s/ Richard W. Tinberg Richard W. Tinberg	Director	October 25, 2002

/s/ Mark L. Yeager Mark L. Yeager	Director	October 28, 2002

/s/ Edward McGowan Edward McGowan	Director	October 25, 2002

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Form of Amended and Restated Certificate of Incorporation of Taylor Capital Group, Inc. (incorporated by reference from Exhibit 3.1 of the Amended Registration Statement on Form S-1 filed October 10, 2002 (Registration No. 333-89158)).

4.2	Form of Amended and Restated By-laws of Taylor Capital Group, Inc. (incorporated by reference from Exhibit 3.2 of the Amended Registration Statement on Form S-1 filed October 10, 2002 (Registration No. 333-89158)).

4.3	Form of certificate representing Taylor Capital Group, Inc. Common Stock (incorporated by reference from Exhibit 4.3 of the Amended Registration Statement on Form S-1 filed October 10, 2002 (Registration No. 333-89158)).

4.4	Taylor Capital Group, Inc. 1997 Incentive Compensation Plan (incorporated by reference from Exhibit 10.25 of the Amended Registration Statement on Form S-1 filed October 10, 2002 (Registration No. 333-89158)).

4.5	Taylor Capital Group, Inc. 2002 Incentive Compensation Plan (incorporated by reference from Exhibit 10.53 of the Amended Registration Statement on Form S-1 filed October 10, 2002 (Registration No. 333-89158)).

5.1	Opinion of Katten Muchin Zavis Rosenman.

23.1	Consent of KPMG LLP.

23.2	Consent of Katten Muchin Zavis Rosenman (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages).